SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A)

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The Vermont Teddy Bear Co., Inc.

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The Vermont Teddy Bear Co., Inc.

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The Vermont Teddy Bear Co., Inc.

Notice of 2000 Annual Meeting of Shareholders

and

Proxy Statement

The Vermont Teddy Bear Co., Inc.

Notice of Annual Meeting of Stockholders

The Annual Meeting of the Stockholders of The Vermont Teddy Bear Co., Inc. will be held at 10:00 a.m. EST on Friday, January 26, 2001, at the Company's retail/manufacturing facility, 6655 Shelburne Road, Route Seven, Shelburne, Vermont, for the following purposes:

1. To have Common shareholders elect six (6) individuals to the Company's Board of Directors for the ensuing year.

2. To have Series C Preferred shareholders elect two (2) individuals to the Company's Board of Directors for the ensuing year.

3. To ratify the selection of Arthur Andersen LLP as the Company's independent public accountants for the 2001 fiscal year.

4. To transact such other business that may properly come before the meeting or adjournment thereof.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Mark J. Sleeper

Mark J. Sleeper, Secretary

Shelburne, Vermont

November 20, 2000

The Vermont Teddy Bear Co., Inc.

6655 Shelburne Road

Post Office Box 965

Shelburne, Vermont 05482

November 20, 2000

Proxy Statement

Annual Meeting of Stockholders

To Be Held January 26, 2001

This proxy statement is furnished to the stockholders of The Vermont Teddy Bear Co., Inc. (the "Company"), a New York corporation, in connection with the Annual Meeting of Stockholders of the Company to be held at 10:00 a.m. on Friday, January 26, 2001, at the Company's retail/manufacturing facility located at 6655 Shelburne Road, Route Seven, Shelburne, Vermont.

The enclosed proxy card is furnished by the Company. This proxy is being solicited by the Company's Board of Directors for use at the Annual Meeting or at any adjournment thereof. A proxy duly executed and returned by a stockholder will be voted as directed by the proxy, and, if no choice is specified, the proxy will be voted in accordance with the recommendations of the Board of Directors contained herein. As to other matters, if any, to be voted upon, the persons named in the proxy will take such action as the Board of Directors may deem advisable.

All expenses of soliciting proxies are being borne by the Company. It is expected that solicitations will be made primarily by mail, but regular employees or representatives of the Company may also solicit proxies by telephone or other communication methods and arrange for nominees, custodians and fiduciaries to forward proxies and proxy material to their principals at the Company's expense.

A proxy may be revoked at any time before it is exercised by notifying the Company's Secretary in writing at the address set forth above or by attending the Annual Meeting and voting the shares covered by the proxy in person.

It is expected that this Proxy Statement will be mailed on or about December 22, 2000, to stockholders of record on December 19, 2000.

Voting Securities and Principal Holders Thereof

The Board of Directors has fixed the close of business on December 19, 2000, as the record date for the determination of Stockholders entitled to receive notice of and to vote at the Annual Meeting. Each share of the Company's Common Stock outstanding on the record date is entitled to one vote on all matters, except for the election of Series C Preferred directors. Each share of the Company's Series C Preferred stock outstanding on the record date is entitled to one vote on those matters on which Series C stockholders vote as a class, and 9,523 votes on all matters on which Common Stockholders vote as a class.

As of November 20, 2000 there were 6,763,601 shares of Common Stock outstanding and 66.9 shares of Series C Preferred Stock outstanding. The following table presents information, as of November 20, 2000 about all classes of the Company's stock owned by the directors and executive officers of the Company:
Name and Address of Beneficial Owner	Title of Class	Number of Shares Owned	Percentage of Class Outstanding
Jason Bacon RR#1, Box 78 New Haven, VT 05472	Common	62,669(1)	0.9
Robert Hamilton 7205 West Lake Street Addison, VT 05491	Common	-(2)	-
Barbara Johnson 97 Valley Road Larchmont, NY 10538	Common	-(3)	-
Fred Marks c/o The Vermont Teddy Bear Co., Inc. 6655 Shelburne Road, P.O. Box 965 Shelburne, VT 05482	Common	575,500(4)	8.5
Spencer C. Putnam c/o The Vermont Teddy Bear Co., Inc. 6655 Shelburne Road, P.O. Box 965 Shelburne, VT 05482	Common	121,500(5)	1.8

(1) This figure includes 500 shares held of record by Mr. Bacon's wife, as to which beneficial ownership is disclaimed. This figure does not include options granted under the Company's Non-Employee Director Stock Option Plan to Mr. Bacon to purchase 26,500 shares of the Company's Common Stock, which have fully vested.

(2) This figure does not include options granted under the Company's Non-Employee Director Stock Option Plan to Mr. Hamilton for 8,500 shares of the Company's Common Stock, which have fully vested.

(3) This figure does not include options granted under the Company's Non-Employee Director Stock Option Plan to Ms. Johnson to purchase 12,333 shares of the Company's Common Stock , which have fully vested.

(4) This figure includes 500 shares held of record by Mr. Mark's wife, as to which beneficial ownership is disclaimed. This figure does not include options granted under the Company's Incentive Stock Option Plan to Mr. Marks to purchase 3,000 shares of the Company's Common Stock which have fully vested.

(5) This figure includes 30,000 shares held of record by Mr. Putnam's children. This figure also includes 4,500 shares held of record by Mr. Putnam's wife, as to which beneficial ownership is disclaimed. This figure does not include options granted under the Company's Incentive Stock Option Plan to Mr. Putnam to purchase 66,332 shares of the Company's Common which have fully vested.
Name and Address of Beneficial Owner	Title of Class	Number of Shares Owned	Percentage of Class Outstanding
Elisabeth B. Robert c/o The Vermont Teddy Bear Co., Inc. 6655 Shelburne Road, P.O. Box 965 Shelburne, VT 05482	Common	298,460(6)	4.4
T. Nathanael Shepherd c/o The Shepherd Group LLC 636 Great Road Stow, MA 01775	Preferred C	60.0(7)	89.7
Thomas R. Shepherd c/o The Shepherd Group LLC 636 Great Road Stow, MA 01775	Preferred C	66.9(8)	100.0
Directors and Officers as a Group	Common Preferred C	1,058,129 66.9	15.6 100.0

(6) This figure includes 2,000 shares held of record by Ms. Robert's minor children. This figure does not include options granted under the Company's Incentive Stock Option Plan to Ms. Robert to purchase 411,250 shares of the Company's Common Stock, of which 386,250 shares have vested.

(7) Mr. Shepherd's beneficial ownership consists of (i) 1.3 shares of Series C Preferred, convertible into 11,885 shares of Common Stock, and warrants to purchase 9,917 shares of Common Stock directly and beneficially owned by Mr. Shepherd; (ii) .14 shares of Series C Preferred, convertible into 1,286 shares of Common Stock, and warrants to purchase 1,041 shares of Common Stock directly and beneficially owned by The Shepherd Group LLC, of which Mr. Shepherd is the President; (iii) 12.97 shares of Series C Preferred, convertible into 123,504 shares of Common Stock, and warrants to purchase 103,058 shares of Common Stock beneficially owned by The Shepherd Venture Fund I, of which The Shepherd Group LLC is its sole general partner; and (iv) 41.6 shares of Series C Preferred, convertible into 396,157 shares of Common Stock, and warrants to purchase 330,579 shares of Common Stock beneficially owned collectively by other investors in the Company's Series C Preferred (the "Investors") for which The Shepherd Group LLC has been appointed as irrevocable proxy. Mr. Shepherd, as President of The Shepherd Group LLC, has the right to vote all of the shares in clauses (ii) through (iv) in connection with any matter requiring a vote of the stockholders of the Company. Mr. Shepherd disclaims beneficial ownership of the shares held by the Investors.

(8) Mr. Shepherd's beneficial ownership consists of (i) 6.5 shares of Series C Preferred, convertible into 61,404 shares of Common Stock, and warrants to purchase 51,273 shares of Common Stock directly and beneficially owned by Mr. Shepherd; (ii) .14 shares of Series C Preferred, convertible into 1,286 shares of Common Stock, and warrants to purchase 1,041 shares of Common Stock directly and beneficially owned by The Shepherd Group LLC, of which Mr. Shepherd is the Chairman; (iii) 12.97 shares of Series C Preferred, convertible into 123,504 shares of Common Stock, and warrants to purchase 103,058 shares of Common Stock beneficially owned by The Shepherd Venture Fund I, of which The Shepherd Group LLC is its sole general partner; (iv) 41.6 shares of Series C Preferred, convertible into 396,157 shares of Common Stock, and warrants to purchase 330,579 shares of Common Stock beneficially owned collectively by the Investors for which The Shepherd Group LLC has been appointed as irrevocable proxy; and (v) 1.24 shares of Series C Preferred, convertible into 11,885 shares of Common Stock, and warrants to purchase 9,917 shares of Common Stock directly and beneficially owned by Mr. T. Nathanael Shepherd for which The Shepherd Group LLC has the authority to vote. Mr. Shepherd, as Chairman of The Shepherd Group LLC, has the right to vote all of the shares in clauses (ii) through (v) in connection with any matter requiring a vote of the stockholders of the Company. Mr. Shepherd disclaims beneficial ownership of the shares held by the Investors.

The following table presents information, as of November 20, 2000, about all classes of the Company's stock owned by those persons known by the Company to own beneficially five percent or more of the shares of any voting class of the Company's stock outstanding, other than the directors and officers listed in the prior table:
Name and Address of Beneficial Owner	Title of Class	Number of Shares Owned(9)	Percentage of Class Outstanding
Malcolm Candlish 465 Wall's Way Osprey, FL 34229	Preferred C	3.345	5.0
Edwin Kozlowski General Nutrition Companies 300 6th Avenue, 14th Floor Pittsburgh, PA 15222	Preferred C	4.46	6.7
David Lucas Bonita Bay Executive Center 3451 Bonita Bay Boulevard, Suite 202 Bonita Springs, FL 34132	Preferred C	8.363	12.5
Joan Martin 34 Woodbury Hill Woodbury, CT 06798	Common	1,840,975	27.2
Ronald Rossetti Riverside Capital Partners 39 Brighton Avenue Allston, MA 02134	Preferred C	4.46	6.7
William Watts General Nutrition Companies 300 6th Avenue, 14th Floor Pittsburgh, PA 15222	Preferred C	3.345	5.0

(9) Each of the listed holders of Series C Preferred listed here (the "Investors") has appointed The Shepherd Group LLC as his, her, or its irrevocable proxy to act for and vote on behalf of him, her, or it with respect to the Series C Preferred Stock and Warrants in connection with any matter requiring a vote of the stockholders of the Company. Mr. T. Nathanael Shepherd and Mr. Thomas R. Shepherd are considered to be the beneficial owners of the Series C Stock and Warrants held by the Investors, although they disclaim beneficial ownership

As of June 30, 2000, the Directors and Executive Officers of the Company were as follows:

Name	Age	Office
Jason Bacon	66	Director
Robert Hamilton	56	Director
Barbara Johnson	48	Director
Fred Marks	72	Director and Chairman of the Board
Spencer C. Putnam	54	Director
Elisabeth B. Robert	45	Director, President, Treasurer, Chief Executive Officer and Chief Financial Officer
T. Nathanael Shepherd	38	Director
Thomas R. Shepherd	70	Director
Mark J. Sleeper	41	Secretary

All of the Company's directors hold office until the 2000 Annual Meeting of Stockholders and until their successors are elected and qualified.

The Board of Directors has an Audit Committee, on which Mr. Bacon, Ms. Robert, and Mr. T. Nathanael Shepherd serve. The Audit Committee acts on behalf of the Board of Directors in reviewing with the Corporation's independent auditors, internal auditor and appropriate corporate officers matters relating to corporate financial reporting and accounting procedures and policies, adequacy of financial, accounting and operating controls and the scope of the respective audits of the independent auditors and the internal auditor. The Audit Committee reviews the results of such audits with the repsective auditors and report on these matters to the Board of Directors. The Audit Committee also submits to the Board of Directors recommendations with respect to the independent auditors, financial reporting and accounting practices and policies, financial accounting, and operation controls and safegaurds.

The Board also has a Compensation and Option Committee, on which Mr. Bacon, Ms. Johnson and Mr. Thomas Shepherd serve. The Compensation and Option Committee reviews salary and related compensation matters regarding executive officers of the Company and administers the Company's Employee Stock Option Plan.

The Board of Directors does not have a nominating committee.

Meetings of the Board of Directors and Its Committees

The Board of Directors held six meetings during the fiscal year ended June 30, 2000, and took all other action by unanimous consent in lieu of actual meetings. During the fiscal year ended June 30, 2000, there was one meeting of the Compensation and Option Committee which took all other action by unanimous consent in lieu of actual meetings, and there was one meeting of the Audit Committee. During the fiscal year ended June 30, 2000, all directors attended at least 75% of the meetings of the Board of Directors and the meetings held by Committees of the Board on which they served.

Compensation of Directors and Executive Officers

The following table sets forth the aggregate compensation, cash and non-cash, awarded to, earned by or paid by the Company to its President, Treasurer, Chief Executive Officer and Chief Financial Officer and to its Vice President, who are the only executive officers whose annual compensation (consisting solely of base salary and bonus, if any) exceeded $100,000 for the year ended June 30, 1999 or June 30, 2000 (the "Named Executive Officers").

Summary Compensation Table

Annual Compensation Long term Compensation
Name and Principal Position	Fiscal Year	Salary $	Bonus $	Other Annual Compen- sation	Securities Underlying Options	All Other Compen- sation
Elisabeth B. Robert, Chief Executive Officer and Chief Financial Officer	2000 1999 1998	$130,096 $120,000 $109,770	$170,445 56,434	$ 6,219 $ 5,080 $ 5,524	- 275,000 100,000	- - 5,000(1)
Spencer C. Putnam, Vice President	2000 1999 1998	$38,037 $85,839 $80,116	$56,877(2) $18,811	$ 3,906 $ 3240 $ 3108	- 20,000 15,000	- - -

(1) Includes cash compensation in lieu of stock options granted as part of Ms. Robert's employment agreement with the Company.

(2) Includes the fair market value of a vehicle and an insurance policy transferred to Mr. Putnam upon his resignation from the Company.

Employment Contracts

As of October 31, 1999 Mr. Putnam resigned as Vice President and Secretary of the Company, but continues to serve on the Board.

Ms. Robert's current employment as Chief Executive Officer is governed by an agreement with the Company dated as of November 9, 1998. The agreement provides for her continued employment as President and Chief Executive Officer of the Company through October 22, 2001. Under this agreement, Ms. Robert is entitled to receive: i) a base salary of $120,000, increasing to $135,000 on October 23, 1999, and to $150,000 on October 23, 2000; ii) an annual cash bonus equal to three percent of the Company's pre-tax profit, so long as the Company's pre-tax profit is at least $100,000; iii) options to purchase 225,000 shares of Common stock at an exercise price of $1.00 per share, being above the fair market value on the date of grant, with 75,000 shares vesting when the Company's closing stock price averages $2.00 for a three-month period, 75,000 shares vesting when the Company's closing stock price averages $3.00 for a three-month period, and 75,000 shares vesting when the Company's closing stock price averages $4.00 for a three-month period, except that the options will fully vest seven years after issuance, independent of stock price, if Ms. Robert is still employed by the Company; iv) any benefits generally available to the officers of the Company from time to time, including, without limitation, a $30,000 life insurance policy, and a company car of Ms. Robert's choice. The agreement prohibits Ms. Robert from directly or indirectly engaging in any business that competes with the Company, during the course of her employment agreement and for a period of eighteen months thereafter. Ms. Robert's prior agreement for her employment as Treasurer and Chief Financial Officer of the Company was cancelled upon the signing of this new agreement, though Ms. Robert continues to serve as Treasurer and Chief Financial Officer of the Company.

As of June 11, 1999 the Company and Ms. Robert signed an agreement amending her employment agreement. In addition to the compensation and benefits provided to her by her November 11, 1998 agreement, Ms. Robert is entitled to receive i) additional options to purchase 50,000 shares of Common Stock at an exercise price of $3.19 being at least equal to fair market value on the date of grant with (a) 25,000 shares vesting when (i) the Company's closing stock price averages $6.00 for a thirty day period or (ii) the Company reports annual pre-tax income of $3,000,000, and (b) 25,000 shares vesting when (i) the Company's closing stock price averages $9.00 for a thirty day period or (ii) the Company reports annual pre-tax income of $4,000,000, except that the options will fully vest seven years after issuance, independent of the stock price, if Ms. Robert is still employed with the Company; and ii) an additional cash bonus equal to $50,000 in fiscal 2000 so long as the Company's pre-tax profit is at least $3,000,000 and an additional cash bonus equal to $50,000 in fiscal 2001 so long as the Company's pre-tax profit is at least $4,000,000.

Board of Directors Compensation

At the 1996 Annual Meeting of Stockholders, an amendment to the Bylaws authorizing the Company to compensate members of its Board of Directors was approved. Also at the 1996 Annual Meeting of Stockholders, the Non-Employee Directors Stock Option Plan (the "Plan") was approved by stockholders. Pursuant to the Plan, as amended on January 22, 1998, each participating director receives an option to purchase 2,000 shares of the Common Stock of the Company as an annual retainer. In addition to the annual retainer options, each participating director receives an option to purchase up to 1,500 shares of Common Stock per quarter for actual attendance at each regular or special meeting of the Board of Directors. All options have an exercise price equal to the fair market value of the Common Stock on the date of grant, vest immediately, and are exercisable for a period of ten years. The Chairman of the Board of Directors also receives compensation of $5,000 per calendar quarter, and all outside Directors are also reimbursed up to $1,000 per meeting for their expenses of attendance.

Stock Options

There were no stock options granted to Elisabeth Robert or Spencer Putnam in the fiscal year ended June 30, 2000.

Aggregated Options Exercises

The following table sets forth information (on an aggregated basis) concerning each exercise of stock options during the fiscal year ended June 30, 2000 by each of the Named Executive Officers and the final year-end value of unexercised options.

Aggregated Option Exercises

In the Fiscal Year ended June 30, 2000

Fiscal Year End Option Values

Number of Securities Value ($) of Unexercised

Underlying Unexercised "In-the-money" options"

Options At Fiscal Year End At Fiscal Year End (1)
Name	Shares Acquired On Exercise	Value Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Elisabeth B. Robert	269,260	$15,046	305,000	106,250	$629,650	$119,813
Spencer C. Putnam	23,000	$51,600	66,332	-	$95,850	-

(1) Options are "in-the-money" at the fiscal year end if the fair market value of the underlying securities on such date exceeds the exercise or base price of the option.

Interests in Certain Transactions

On November 3, 1998, the Company entered into a management agreement with The Shepherd Group LLC. T. Nathanael Shepherd and Thomas R. Shepherd, both Directors of the Company, are President and Chairman respectively of The Shepherd Group LLC. The terms of this agreement commenced on November 3, 1998 and will terminate on the earlier to occur of (i) the holders of Series C Preferred Stock cease to own at least fifteen percent of its original Series C Preferred Stock investment or (ii) ten years from the commencement of the agreement. Under the management agreement, the Shepherd Group LLC provides a range of specific financial and related management services to the Company. In consideration of the management services to be provided, the Company will pay fees of $25,000 per year, payable monthly, plus expenses and disbursements reasonably incurred in the performance of services under the agreement.

On October 10, 1997, R. Patrick Burns resigned as President, thus terminating his employment agreement with the Company, and entered into a consulting agreement with the Company, which began on November 1, 1997 and continued through October 31, 1999. In accordance with this agreement, the Company paid fees of $75,000 per year to Mr. Burns, payable monthly, and also forgave amounts due the Company from Mr. Burns totaling $116,818. During the fiscal year ended June 30, 2000 the Company did not seek services from Mr. Burns under the agreement and as of June 30, 2000 all amounts related to this severance agreement have been paid.

On December 31, 1996, the Company entered into a consulting agreement with Venture Management Group, Inc. Fred Marks, Chairman of the Company's Board of Directors, is President of Venture Management Group, Inc. The terms of this agreement commenced on January 1, 1997 and will terminate on December 31, 2006, unless earlier terminated in accordance with the agreement. In consideration of the consulting services to be provided, the Company will pay fees of $65,000 per year, payable monthly, plus expenses and disbursements reasonably incurred in the performance of services under the agreement. In the event that the Company defaults in its obligations under this agreement, or if a change in control of the Company occurs during the term of the agreement, Venture Management Group, Inc. may, at its sole option, declare the entire compensation under this contract to be immediately due and payable.

Section 16 (a) Beneficial Ownership Reporting Compliance

Under federal securities laws, the Company's directors, certain of its officers and any persons holding more than 10% of the Company's Common Stock are required to report their ownership thereof and any changes in that ownership to the Securities and Exchange Commission. Specific due dates for these reports have been established, and the Company is required to report in this proxy statement any failure to file by these dates during the fiscal year ended June 30, 2000. To the knowledge of the Company, all of these filing requirements have been satisfied by the Company's directors, officers, and its 10% shareholders, except as follows: Patrick Burns was required to file a Form 4 on September 10, 1999 with respect to the purchase of 14,500 shares on August 30, 1999. Jason Bacon was required to file a Form 4 on November 10, 1999 with respect to 1,500 options granted on October 5, 1999, a Form 4 on January 10, 2000 with respect to 3,500 options granted on December 7, 1999, a Form 4 on April 10, 2000 with respect to 1,500 options granted on March 6, 2000 and a Form 4 on July 10, 2000 with respect to 1,500 options granted on June 13, 2000. Robert Hamilton was required to file a Form 4 on October 10, 1999 with respect to 500 options granted on September 30, 1999, a Form 4 on January 10, 2000 with respect to 3,500 options granted on December 7, 1999, a Form 4 on April 10, 2000 with respect to 1,500 options granted on March 6, 2000 and a Form 4 on July 10, 2000 with respect to 1,500 options granted on June 13, 2000. Barbara Johnson was required to file a Form 4 on November 10, 1999 with respect to 1,500 options granted on October 5, 1999, a Form 4 on January 10, 2000 with respect to 3,500 options granted on December 7, 1999, a Form 4 on April 10, 2000 with respect to 1,500 options granted on March 6, 2000, and a Form 4 on July 10, 2000 with respect to 1,500 options granted on June 13, 2000. Spencer Putnam was required to file a Form 4 on January 10, 2000 with respect to a) 3,500 options granted on December 7, 1999 and b) the exercise of 3,000 options on December 23, 1999, a Form 4 on April 10, 2000 with respect to 1,500 options granted on March 6, 2000, a Form 4 on May 10, 2000 with respect to the exercise of 20,000 options on April 3, 2000 and a Form 4 on July 10, 2000 with respect to 1,500 options granted on June 13, 2000. Elisabeth Robert was required to file a Form 4 on May 10, 2000 with respect to the exercise of 269,260 options on April 14, 2000.

All of these transactions were subsequently filed on a Form 5.

ITEM 1. Proposal to have Common Stockholders Elect Directors

Pursuant to the Company's Bylaws and Certificate of Incorporation, the Board of Directors is authorized to establish, from time to time, the number of directors, with a maximum of nine directors, and has established a Board of eight (8) Directors to be elected at the 2000 Annual Meeting for terms of one year each and until their successors are elected and qualified. Six (6) directors are to be elected by the Common Stockholders, and two (2) directors are to be elected by the Series C Preferred Stockholders.

It is the intention of the persons named in the accompanying form of proxy to vote for the nominees named below. In the event that, because of death or unforeseen disability, any of the nominees designated below is unavailable for election, the persons named in the accompanying form of proxy reserve the right to vote such proxy for such other person or persons as may be nominated by the Board of Directors to fill such vacancies so as to provide a full board.

Election of directors requires a plurality vote. Six (6) nominees for directors are listed below with brief statements of their principal occupations and other pertinent information. As indicated below, all of the nominees are currently serving on the Company's Board of Directors. Also indicated below is the number of shares of the Company's various classes of stock owned beneficially by each of the nominees as of November 20, 2000.

Director Nominees

Jason Bacon became a director of the Company in 1997. Mr. Bacon is Vice President of the Vermont Historical Society and on the Boards of the Vergennes Opera House and the Vermont Folklife Center. From 1959 Mr. Bacon was with Kidder, Peabody & Co. from which he retired as its London based managing director in 1988. Shares owned: 62,669 Common (0.9%)

Robert Hamilton became a director of the Company in 1999. Mr. Hamilton currently serves as CEO of Core Data LLC specializing in predicitive modeling and customer profiling and PowerTwo, a new non-profit giving Channel on the internet. Previously, Mr. Hamilton has founded and been CEO of several companies, including Core Group, Inc., a national marketing consulting firm serving Fortune 500 clients, and Telnet, Inc. a customer service center. Shares owned: -

Barbara Johnson became a director of the Company in 1999. Ms. Johnson presently serves as President and CEO of Streetmail.com, a local e-mail service based in New York City and Williamstown, MA. Previously, Ms. Johnson was Chief Operating Officer of Yoyodyne Inc., an internet direct marketing company that was sold to Yahoo! in 1998. She was at Time Warner's American Lawyer Media for 12 years before that, the last six years as President of the company. Shares owned: -

Fred Marks became a director of the Company in 1987 and has served as its Chairman of the Board since 1989. He devotes only a part of his time to the business of the Company. Shares owned: 575,500 Common (8.5%)

  Spencer C. Putnam has been a director of the Company since 1989, and he served as its Vice President from 1987 to 1999. Before joining the Company, Mr. Putnam was the Director of the Cooperative Education Program at the University of Vermont from 1980 to 1987. He has served as the General Manager of Danforth Pewterers, a manufacturer of fine pewter gifts located in Middlebury, Vermont since November, 1999. Shares owned: 121,500 Common (1.8%)

Elisabeth B. Robert joined the Company as its Chief Financial Officer in September 1995, and was appointed a director of the Company on January 22, 1996, and Treasurer of the Company on April 22, 1996. On October 10, 1997, the Board of Directors appointed Ms. Robert to the office of President and Chief Executive Officer of the Company. Before joining the Company, Ms. Robert was the Chief Financial Officer, Executive Vice-President, and Founding Partner of AirMouse Remote Controls, a manufacturing firm specializing in remote control devices. Prior to holding that position, Ms. Robert was an independent management consultant, as well as Director of Gas Supply for Vermont Gas Systems, Inc. Shares owned: 298,460 Common (4.4%)

Voting Information

The Board of Directors recommends a vote FOR approval of the nominees named above to serve as directors of the Company for the ensuing year and until their successors are elected and qualified. The affirmative vote of a plurality of the shares of the Company's Common Stock entitled to vote at the Annual Meeting of Shareholders is required for the election of directors. Appointed proxies will vote shares FOR election of all the directors enumerated above unless instructed otherwise in the proxy. Abstentions and broker non-votes will have the same effect as votes against election.

ITEM 2. Proposal to have Series C Preferred Stockholders Elect Directors

Pursuant to the Company's Bylaws and Certificate of Incorporation, the Board of Directors is authorized to establish, from time to time, the number of directors, with a maximum of nine directors, and has established a Board of eight (8) Directors to be elected at the 1999 Annual Meeting for terms of one year each and until their successors are elected and qualified. Six (6) directors are to be elected by the Common Stockholders, and two (2) directors are to be elected by the Series C Preferred Stockholders.

It is the intention of the persons named in the accompanying form of proxy to vote for the nominees named below. In the event that, because of death or unforeseen disability, any of the nominees designated below is unavailable for election, the persons named in the accompanying form of proxy reserve the right to vote such proxy for such other person or persons as may be nominated by the Board of Directors to fill such vacancies so as to provide a full board.

Election of directors requires a plurality vote. The two (2) nominees for directors are listed below with brief statements of their principal occupations and other pertinent information. Also indicated below is the number of shares of the Company's various classes of stock owned beneficially by each of the nominees as of November 20, 2000.

Director Nominees

T. Nathanael Shepherd became a director of the Company in November 1998. Mr. Shepherd is President of The Shepherd Group LLC, a Massachusetts venture capital and private equity investment firm. Before that he was the Director of Development, Planning and Human Resources at The Doctor Franklin Perkins School, a century old $10 million residential program. From 1990-1991 Mr. Shepherd provided small business consulting at the Central Massachusetts Small Business Development Center. Mr. Shepherd currently serves on the board of directors for three private companies, as well as on the board of The Doctor Franklin Perkins School. He is the son of Thomas R. Shepherd. Shares held: 60.0 Preferred "C" (89.7%)

Thomas R. Shepherd became a director of the Company in November 1998. Mr. Shepherd is Chairman of The Shepherd Group LLC, a Massachusetts venture capital and private equity investment firm. He also serves as a Special Partner of Thomas H. Lee Company (THL), a Boston leverage buyout and private equity investment firm. Prior to joining THL, he was President of GTE Lighting Products Group (GTE Sylvania) from 1983 through 1986, and was President of North American Philips Commercial Electronics Corporation from 1981 until 1983. He is a director of one private company, Andover.Net, Inc., the Internet's leading Linux and Open Source destination and Rayovac Corporation, the third largest U.S. manufacturer of batteries and battery operated lighting products. Shares held: 66.9 Preferred "C" (100.0%)

Voting Information

The Board of Directors recommends a vote FOR approval of the nominees named above to serve as directors of the Company for the ensuing year and until their successors are elected and qualified. The affirmative vote of a plurality of the shares of the Company's Series C Preferred Stock entitled to vote at the Annual Meeting of Shareholders is required for the election of directors. Appointed proxies will vote shares FOR election of all the directors enumerated above unless instructed otherwise in the proxy. Abstentions and broker non-votes will have the same effect as votes against election.

ITEM 3: Proposal to Select Independent Public Accountants

During fiscal year 2000, Arthur Andersen LLP audited the Company's financial statements and also provided other professional services to the Company in connection with Securities and Exchange Commission filings. The report of Arthur Andersen LLP regarding the Company's financial statements for the year ending June 30, 2000, appears in the Company's 2000 Annual Report on Form 10-KSB. In accordance with the recommendation of its Audit Committee, the Board of Directors has appointed Arthur Andersen LLP as independent public accountants of the Company for the year ending June 30, 2001, subject to ratification by Stockholders at the Annual Meeting. Stockholder ratification of Arthur Andersen LLP as independent public accountants of the Company requires a majority vote.

A representative of Arthur Andersen LLP is expected to be present at the Annual Meeting of Stockholders on January 26, 2001, and shall have the opportunity to make a statement, if the representative desires to do so, and is expected to be available to respond to appropriate questions.

Voting Information

The Board of Directors recommends a vote FOR approval of ratifying the selection of Arthur Andersen LLP as independent public accountants for the fiscal year ending June 30, 2001. The affirmative vote of a majority of the shares of the Company's Common Stock entitled to vote at the Annual Meeting of Shareholders is required for the ratification of the selection of Arthur Andersen LLP as independent public accountants. Appointed proxies will vote shares FOR election of all the directors enumerated above unless instructed otherwise in the proxy. Abstentions and broker non-votes will have the same effect as votes against election.

ITEM 4. Other Business

The Company's Board of Directors knows of no other matters which may come before the Annual Meeting. If, however, any other business should properly come before the Annual Meeting, the proxies relating to such meeting will be voted with respect thereto in accordance with the best judgment of the Board.

Any stockholder proposal intended for presentation at the 2001 Annual Meeting of Stockholders must be received by the Secretary of the Company at its principal offices in Shelburne, Vermont, by July 30, 2001, for inclusion in the Company's Proxy Statement and form of proxy relating to the 2001 Annual Meeting.

November 20, 2000 The Vermont Teddy Bear Co., Inc.